Filed pursuant to Rule 424(b)(3)
Registration No. 333-174709

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 17, 2011)

7,000,000 Shares

SS&C Technologies Holdings, Inc.

Common Stock

This is an offering of 7,000,000 shares of common stock of SS&C Technologies Holdings, Inc. by investment funds affiliated with The Carlyle Group (which we refer to in this prospectus supplement as “Carlyle” or the “selling stockholders”). We will not receive any proceeds from the sale of the shares.

Our common stock trades on The NASDAQ Global Select Market under the symbol “SSNC.” On July 20, 2011, the last reported trading price of our stock was $20.11 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 2 of the accompanying prospectus and page 24 of our Annual Report on Form 10-K for the year ended December 31, 2010.

	Per Share	Total

Price to the public	$19.20	$134,400,000
Underwriting discounts and commissions	$0.20	$1,400,000
Proceeds to the selling stockholders (before expenses)	$19.00	$133,000,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Barclays Capital expects to deliver the shares on or about July 27, 2011.

Barclays Capital

Prospectus Supplement dated July 22, 2011.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

On June 3, 2011, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 (File No. 333-174709) utilizing a shelf registration process relating to the securities described in this prospectus supplement. We amended the registration statement on June 17, 2011, and the registration statement was declared effective on July 12, 2011. Under this shelf registration process, the selling stockholders named in a prospectus supplement may, from time to time, offer and sell our common stock in one or more offerings or resales.

We are providing information to you about this offering in two separate documents: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Documents by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information” before investing in our common stock.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus

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supplement, the accompanying prospectus, or any free writing prospectus prepared by us or any other information to which we have expressly referred you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise requires, in this prospectus supplement, (1) “SS&C Holdings” means SS&C Technologies Holdings, Inc., our top-level holding company that was formerly known as Sunshine Acquisition Corporation, (2) “SS&C” means SS&C Technologies, Inc., our primary operating company and a direct wholly owned subsidiary of SS&C Holdings, (3) “we,” “us” and “our” mean SS&C Holdings and its consolidated subsidiaries, including SS&C, and (4) references to our “common stock” include both shares of our common stock and shares of our Class A non-voting common stock.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, especially the risks of investing in our common stock discussed under “Risk Factors.”

SS&C Technologies Holdings, Inc.

Overview

We are a leading provider of mission-critical, sophisticated software products and software-enabled services that allow financial services providers to automate complex business processes and effectively manage their information processing requirements. Our portfolio of software products and rapidly deployable software-enabled services allows our clients to automate and integrate front-office functions such as trading and modeling, middle-office functions such as portfolio management and reporting, and back-office functions such as accounting, performance measurement, reconciliation, reporting, processing and clearing. Our solutions enable our clients to focus on core operations, better monitor and manage investment performance and risk, improve operating efficiency and reduce operating costs. We provide our solutions globally to more than 4,500 clients, principally within the institutional asset management, alternative investment management and financial institutions vertical markets.

Our principal executive offices are located at 80 Lamberton Road, Windsor, Connecticut 06095, our telephone number at that address is (860) 298-4500 and our Internet address is http://www.ssctech.com. The information contained on, or accessible through, our website is not incorporated by reference into, and should not be considered a part of, this prospectus supplement.

The Going-Private Transaction

On November 23, 2005, SS&C Holdings, a Delaware corporation owned by investment funds affiliated with Carlyle, acquired SS&C through the merger of Sunshine Merger Corporation with and into SS&C, with SS&C being the surviving company and a wholly owned subsidiary of SS&C Holdings, and SS&C’s outstanding common stock converted into the right to receive $37.25 per share in cash (without giving effect to the 8.5-for-1 stock split of our common stock that was effected on March 10, 2010). We refer to the acquisition of SS&C by SS&C Holdings as the “Acquisition.”

The following transactions occurred in connection with the Acquisition:

•	Carlyle capitalized SS&C Holdings with an aggregate equity contribution of $381.0 million;

•	William C. Stone, SS&C’s Chairman of the Board and Chief Executive Officer, contributed $165.0 million of equity in the form of stock and rollover options, and certain other management and employee option holders contributed approximately $9.0 million of additional equity in the form of rollover options, to SS&C Holdings;

•	SS&C entered into senior secured credit facilities consisting of:

•	a $75.0 million revolving credit facility, of which $10.0 million was drawn at closing; and

•	a $275.0 million term loan B facility, which was fully drawn at closing and of which the equivalent of $75.0 million was drawn in Canadian dollars by one of SS&C’s Canadian subsidiaries;

•	SS&C issued and sold $205.0 million in aggregate principal amount of 11 3/4% senior subordinated notes due 2013;

•	all outstanding options to purchase shares of SS&C’s common stock became fully vested and immediately exercisable, and each outstanding option (other than options held by (1) non-employee directors, (2) certain individuals identified in a schedule to the Merger Agreement and (3) individuals who held options that were exercisable for fewer than 100 shares of SS&C’s common stock) were, subject to certain conditions, assumed by SS&C Holdings and converted into an option to acquire common stock of SS&C Holdings; and

•	all in-the-money warrants to purchase shares of SS&C’s common stock were cancelled in exchange for cash equal to the excess of the transaction price over the exercise price of the warrants.

The Offering

Common stock offered by the selling stockholders	7,000,000 shares

Common stock to be outstanding after this offering	77,375,256 shares(1)

Common stock to be owned by the selling stockholders after the offering	28,469,799 shares

Selling stockholders	Investment funds affiliated with Carlyle. For more information, see the section of this prospectus supplement entitled “Selling Stockholders.”

Use of Proceeds	We will not receive any proceeds from the sale of any shares of our common stock offered by the selling stockholders.

Risk Factors	See “Risk Factors” on page S-4 of this prospectus supplement and other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” beginning on page 24 of our Annual Report on Form 10-K for the year ended December 31, 2010, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Global Select Market Symbol	SSNC

(1)	Based on the number of shares outstanding as of July 20, 2011.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the documents incorporated by reference in this prospectus supplement include and incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus supplement regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus supplement, particularly under the heading “Risk Factors”, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Any such forward-looking statements represent management’s views as of the date of the document in which such forward-looking statement is contained. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus supplement will be sold by the selling stockholders. We will not receive any of the proceeds from the sale of these shares.

SELLING STOCKHOLDERS

The following table presents information concerning the beneficial ownership of the shares of our common stock by the selling stockholders assuming 77,375,256 shares of common stock outstanding as of July 20, 2011, which includes 7,000,000 shares to be sold by the selling stockholders in connection with this offering.

The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus supplement, we mean the selling stockholders listed in the table below as offering shares, as well as the pledgees, donees, assignees, transferees, successors and others who may hold any of the selling stockholders’ interest.

	Shares Beneficially Owned			Shares Beneficially Owned
	Prior to the Offering			after the Offering
	Number	Percent	Shares Offered	Number	Percentage

TCG Holdings, L.L.C.(1)	35,469,799	45.8%	7,000,000	28,469,799	36.8%

(1)	TC Group IV, L.P. is the sole general partner of Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P., the record holders of 34,092,897 and 1,376,902 shares of our common stock, respectively. TC Group IV Managing GP, L.L.C. is the sole general partner of TC Group IV, L.P. TC Group, L.L.C. is the sole managing member of TC Group IV Managing GP, L.L.C. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C. Accordingly, TC Group IV, L.P., TC Group IV Managing GP, L.L.C., TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed owners of shares of our common stock owned of record by each of Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of shares of our common stock beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership. The principal address and principal offices of TCG Holdings, L.L.C. and certain affiliates is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505. Of the 7,000,000 shares being sold in this offering, Carlyle Partners IV, L.P. is selling 6,728,267, and CP IV Coinvestment, L.P. is selling 271,733.

UNDERWRITING

Under the terms of an underwriting agreement, which we will file as an exhibit to our current report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, Barclays Capital Inc., as the underwriter in this offering, has agreed to purchase 7,000,000 shares from the selling stockholders.

The underwriting agreement provides that the underwriter’s obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the shares of common stock offered hereby, if any of the shares are purchased;

•	the representations and warranties made by us to the underwriter are true;

•	there is no material change in our business or in the financial markets; and

•	we deliver customary closing documents to the underwriter.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions the selling stockholders will pay to the underwriter. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pays to the selling stockholders for the shares.

Per share	$0.20
Total	$1,400,000

The underwriter has advised us that it proposes to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriter, at such offering price less a selling concession not in excess of $0.10 per share. After the offering, the underwriter may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The expenses of the offering that are payable by us are estimated to be $300,000 (excluding underwriting discounts and commissions).

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus supplement.

Lock-Up Agreements

We and the selling stockholders have agreed that, without the prior written consent of Barclays Capital, we and they will not, during the period ending 60 days after the date of this prospectus supplement:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock,

whether any transaction described above is to be settled by delivery of our common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the underwriter, it will not, during the period ending 60 days after the date of this prospectus supplement, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock, other than with respect to this offering.

The restrictions described in the immediately preceding paragraph do not apply to:

•	the sale of shares to the underwriter;

•	transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares;

•	transfers of shares of common stock or any security convertible into our common stock as a bona fide gift;

•	transfers to family members or to trusts for the benefit of the stockholder or family members of the stockholder, in each case, for estate planning purposes;

•	distributions of shares of common stock or any security convertible into or exercisable for common stock to partners, members or equityholders of the stockholder;

•	a stockholder’s entry into, or amendment of, a written trading plan designed to comply with Rule 10b5-1 under the Exchange Act, provided that no sales are made pursuant to such trading plan during the restricted period and that the establishment of such plan will not result in any public filing or other public announcement of such plan by the locked-up party or us during the restricted period; or

•	the exercise of an option to purchase shares of common stock granted under a stock incentive plan or stock purchase plan described in this prospectus supplement or the acceptance of restricted stock awards from us and the disposition of shares of restricted stock to us pursuant to the terms of such plan.

Barclays Capital Inc., in its sole discretion, may release the common stock and other securities subject the to lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release the common stock and other securities from lock-up agreements, Barclays Capital will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock or other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization and Short Positions

The underwriter may engage in stabilizing transactions, covering transactions or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover short positions.

These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriter make representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934 during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus supplement and the accompanying prospectus or the registration statement of which the prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Stamp Taxes

If you purchase shares of common stock offered in the prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of the prospectus.

Relationships

From time to time, Barclays Capital Inc. and its affiliates have, directly or indirectly, provided investment banking or financial advisory services to us, for which they have received customary fees and commissions, and expect to provide these services to us in the future, for which they expect to receive customary fees and expense reimbursement.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), including each Relevant Member State that has implemented the 2010 PD Amending Directive with regard to persons to whom an offer of securities is addressed and the denomination per unit of the offer of securities (each, an “Early

Implementing Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares which are the subject of the offering contemplated by this prospectus supplement will be made to the public in that Relevant Member State (other than offers (the “Permitted Public Offers”) where a prospectus will be published in relation to the shares that has been approved by the competent authority in a Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive), except that with effect from and including that Relevant Implementation Date, offers of shares may be made to the public in that Relevant Member State at any time:

(a) to “qualified investors” as defined in the Prospectus Directive, including:

(i) (in the case of Relevant Member States other than Early Implementing Member States), legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities, or any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and (C) an annual turnover of more than €50,000,000 as shown in its last annual or consolidated accounts; or

(ii) (in the case of Early Implementing Member States), persons or entities that are described in points (1) to (4) of Section I of Annex II to Directive 2004/39/EC, and those who are treated on request as professional clients in accordance with Annex II to Directive 2004/39/EC, or recognized as eligible counterparties in accordance with Article 24 of Directive 2004/39/EC unless they have requested that they be treated as non-professional clients; or

(b) to fewer than 100 (or, in the case of Early Implementing Member States, 150) natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), as permitted in the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall result in a requirement for the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

Any person making or intending to make any offer within the European Economic Area of shares which are the subject of the offering contemplated in this prospectus supplement should only do so in circumstances in which no obligation arises for the Company or any of the underwriters to produce a prospectus for such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus supplement.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each underwriter and the Company that: (a) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive and (b) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer of any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71 EC (including the 2010 PD Amending Directive, in the case of Early Implementing Member States) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Switzerland

This document as well as any other material relating to the shares of common stock which are the subject of the offering contemplated by this prospectus supplement do not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The shares of common stock will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the shares of common stock, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

The shares of common stock are being offered in Switzerland by way of a private placement (i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares of common stock with the intention to distribute them to the public). The investors will be individually approached by us from time to time.

This document as well as any other material relating to the shares of common stock is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder. Notice to Prospective Investors in Singapore

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorised financial adviser.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Certain matters with respect to the selling stockholders will be passed upon by Latham & Watkins LLP, Washington, District of Columbia. Certain legal matters will be passed upon for the underwriter by Goodwin Procter LLP, Boston, Massachusetts.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement. Information contained in this prospectus supplement and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement (other than Current Reports furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K) and prior to the sale of all the shares covered by this prospectus supplement.

(1) Our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 11, 2011;

(2) The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 29, 2011;

(3) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC on May 13, 2011;

(4) Our Current Reports on Form 8-K, as filed with the SEC on February 16, 2011, March 9, 2011, March 18, 2011, April 14, 2011, May 27, 2011 and June 7, 2011; and

(5) The description of our common stock contained in our Registration Statement on Form 8-A dated March 23, 2010.

You should read the information relating to us in this prospectus supplement together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

SS&C Technologies Holdings, Inc.
80 Lamberton Road
Windsor, Connecticut 06095
Attention: Investor Relations
Telephone: (860) 298-4500

PROSPECTUS

SS&C Technologies Holdings, Inc.

10,000,000 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 10,000,000 shares of common stock of SS&C Technologies Holdings, Inc. by the selling stockholder identified in this prospectus. We will not receive any proceeds from the sale of the shares.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. Investment funds affiliated with The Carlyle Group (which we refer to as “Carlyle” or the “selling stockholder”) will pay or assume brokerage commissions and similar charges incurred for the sale of shares of our common stock.

The selling stockholder identified in this prospectus, or its pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “SSNC.” On June 15, 2011, the closing sale price of the common stock on NASDAQ was $18.85 per share. You are urged to obtain current market quotations for the common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2011.

Our principal executive offices are located at 80 Lamberton Road, Windsor, Connecticut 06095, our telephone number at that address is (860) 298-4500 and our Internet address is http://www.ssctech.com. The information on our Internet website is not incorporated by reference in this prospectus, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only.

Unless the context otherwise requires, in this prospectus, (1) “SS&C Holdings” means SS&C Technologies Holdings, Inc., our top-level holding company that was formerly known as Sunshine Acquisition Corporation, (2) “SS&C” means SS&C Technologies, Inc., our primary operating company and a direct wholly owned subsidiary of SS&C Holdings, (3) “we,” “us” and “our” mean SS&C Holdings and its consolidated subsidiaries, including SS&C, and (4) references to our “common stock” include both shares of our common stock and shares of our Class A non-voting common stock.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholder may sell shares of our common stock. This prospectus provides you with a general description of the securities the selling stockholder may offer. Each time the selling stockholder sells securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

SS&C Technologies Holdings, Inc.

Overview

We are a leading provider of mission-critical, sophisticated software products and software-enabled services that allow financial services providers to automate complex business processes and effectively manage their information processing requirements. Our portfolio of software products and rapidly deployable software-enabled services allows our clients to automate and integrate front-office functions such as trading and modeling, middle-office functions such as portfolio management and reporting, and back-office functions such as accounting, performance measurement, reconciliation, reporting, processing and clearing. Our solutions enable our clients to focus on core operations, better monitor and manage investment performance and risk, improve operating efficiency and reduce operating costs. We provide our solutions globally to more than 4,500 clients, principally within the institutional asset management, alternative investment management and financial institutions vertical markets.

The Going-Private Transaction

On November 23, 2005, SS&C Holdings, a Delaware corporation owned by investment funds affiliated with Carlyle, acquired SS&C through the merger of Sunshine Merger Corporation with and into SS&C, with SS&C being the surviving company and a wholly owned subsidiary of SS&C Holdings, and SS&C’s outstanding common stock converted into the right to receive $37.25 per share in cash (without giving effect to the 8.5-for-1 stock split of our common stock that was effected on March 10, 2010). We refer to the acquisition of SS&C by SS&C Holdings as the “Acquisition.”

The following transactions occurred in connection with the Acquisition:

•	Carlyle capitalized SS&C Holdings with an aggregate equity contribution of $381.0 million;

•	William C. Stone, SS&C’s Chairman of the Board and Chief Executive Officer, contributed $165.0 million of equity in the form of stock and rollover options, and certain other management and employee option holders contributed approximately $9.0 million of additional equity in the form of rollover options, to SS&C Holdings;

•	SS&C entered into senior secured credit facilities consisting of:

•	a $75.0 million revolving credit facility, of which $10.0 million was drawn at closing; and

•	a $275.0 million term loan B facility, which was fully drawn at closing and of which the equivalent of $75.0 million was drawn in Canadian dollars by one of SS&C’s Canadian subsidiaries;

•	SS&C issued and sold $205.0 million in aggregate principal amount of 11 3/4% senior subordinated notes due 2013;

•	all outstanding options to purchase shares of SS&C’s common stock became fully vested and immediately exercisable, and each outstanding option (other than options held by (1) non-employee directors, (2) certain individuals identified in a schedule to the Merger Agreement and (3) individuals who held options that were exercisable for fewer than 100 shares of SS&C’s common stock) were, subject to certain conditions, assumed by SS&C Holdings and converted into an option to acquire common stock of SS&C Holdings; and

•	all in-the-money warrants to purchase shares of SS&C’s common stock were cancelled in exchange for cash equal to the excess of the transaction price over the exercise price of the warrants.

In this prospectus, we refer to the Acquisition, the equity contributions to SS&C Holdings, the offering of the senior subordinated notes and the other transactions described above as the “Transaction.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading “Risk Factors”, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Any such forward-looking statements represent management’s views as of the date of the document in which such forward-looking statement is contained. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

USE OF PROCEEDS

We are filing the Registration Statement of which this prospectus is a part to permit the holder named in the section entitled “Selling Stockholder” to resell such shares. We will not receive any proceeds from the sale of shares by the selling stockholder. The selling stockholder will pay any underwriting discounts and commissions and transfer taxes incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Global Select Market listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDER

The following table presents information concerning the beneficial ownership of the shares of our common stock by the selling stockholder assuming 77,339,071 shares of common stock outstanding as of May 31, 2011, which includes 10,000,000 shares to be sold by the selling stockholder in connection with this offering.

The information in the table below with respect to the selling stockholder has been obtained from that selling stockholder. When we refer to the “selling stockholder” in this prospectus, we mean the selling stockholder listed in the table below as offering shares, as well as the pledgees, donees, assignees, transferees, successors and others who may hold any of the selling stockholder’s interest.

See “Certain Relationships and Related Transactions” below for a discussion of the material relationships between the Company and investment funds associated with Carlyle.

	Shares Beneficially Owned			Shares Beneficially Owned
	Prior to the Offering		Shares	after the Offering
	Number	Percent	Offered	Number	Percent

TCG Holdings, L.L.C.(1)	35,469,799	45.9%	10,000,000	25,469,799	32.9%

(1)	TC Group IV, L.P. is the sole general partner of Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P., the record holders of 34,092,897 and 1,376,902 shares of our common stock, respectively. TC Group IV Managing GP, L.L.C. is the sole general partner of TC Group IV, L.P. TC Group, L.L.C. is the sole managing member of TC Group IV Managing GP, L.L.C. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C. Accordingly, TC Group IV, L.P., TC Group IV Managing GP, L.L.C., TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed owners of shares of our common stock owned of record by each of Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of shares of our common stock beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership. The principal address and principal offices of TCG Holdings, L.L.C. and certain affiliates is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

TC Group, L.L.C. (an affiliate of Carlyle), Mr. Stone and SS&C Holdings entered into a management agreement on November 23, 2005, pursuant to which SS&C Holdings paid (1) TC Group, L.L.C. a fee of $5,233,516 for certain services provided by it to SS&C Holdings in connection with the Transaction and the financing of the Transaction and (2) Mr. Stone a fee of $2,266,484 in consideration of his commitment to contribute SS&C equity to SS&C Holdings pursuant to the contribution and subscription agreement between Mr. Stone and SS&C Holdings and as consideration for Mr. Stone’s agreement to enter into a long-term employment agreement with SS&C Holdings, including the non-competition provisions therein. The aggregate amount of these fees was allocated to Mr. Stone and TC Group, L.L.C. pro rata based on their respective ownership of SS&C Holdings following the consummation of the Transaction. SS&C Holdings also agreed to pay to TC Group, L.L.C. (1) an annual fee of $1.0 million for certain management services to be performed by it for SS&C Holdings following consummation of the Transaction and to reimburse TC Group, L.L.C. for certain out-of pocket expenses incurred in connection with the performance of such services and (2) additional reasonable compensation for other services provided by TC Group, L.L.C. to SS&C Holdings from time to time, including investment banking, financial advisory and other services with respect to acquisitions and divestitures by SS&C Holdings or sales of equity or debt interests of SS&C Holdings or any of its affiliates. The management agreement, which was amended in April 2008, terminated upon completion of our initial public offering, or IPO, in March 2010.

Contribution and Subscription Agreement

On July 28, 2005, Mr. Stone and SS&C Holdings entered into a contribution and subscription agreement, which provided that, immediately prior to the closing date of the Transaction, Mr. Stone would contribute to SS&C Holdings 4,026,845 shares of SS&C common stock held by him in exchange for the issuance by SS&C Holdings to Mr. Stone of newly issued shares of common stock of SS&C Holdings, representing approximately 28% of the outstanding equity of SS&C Holdings. Mr. Stone and SS&C Holdings subsequently reached an understanding to allow Mr. Stone to reduce the number of shares of SS&C common stock that he would contribute to SS&C Holdings pursuant to the contribution and subscription agreement to 3,921,958 shares, with a value of approximately $146.1 million based on a per-share value of $37.25 (without giving effect to the 8.5-for-1 stock split of our common stock that was effected on March 10, 2010). Mr. Stone also agreed not to exercise any of his outstanding options to purchase SS&C common stock. Accordingly, pursuant to the merger agreement for the Acquisition, these options became vested and immediately exercisable on the closing date of the Transaction and were assumed by SS&C Holdings and converted into options to acquire common stock of SS&C Holdings. The value of these assumed options was approximately $18.9 million (calculated by multiplying the number of shares subject to each option by the amount, if any, by which $37.25 exceeded the exercise price of the options). The aggregate value of his contributed shares and options was $165.0 million and represented approximately 28% of the fully diluted outstanding equity of SS&C Holdings, after giving effect to the anticipated equity contributions by Carlyle.

Stockholders Agreement

On November 23, 2005, Mr. Stone became a party to a stockholders agreement with SS&C Holdings, Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P., which includes restrictions on transfer as well as other provisions described below. The parties amended certain provisions of the stockholders agreement in April 2008, March 2010 and March 2011.

Board of directors.  Pursuant to the stockholders agreement our board of directors consists of eight members, with Mr. Stone occupying one seat and having the right to designate one of the remaining board members, with the stockholders affiliated with Carlyle having the right to designate four of the remaining board members, and with Mr. Stone and the stockholders affiliated with Carlyle collectively having the right to designate the remaining two board members. Accordingly, Mr. Stone designated Normand A. Boulanger, and the stockholders affiliated with Carlyle designated Campbell R. Dyer, William A. Etherington, Allan M. Holt and Claudius E. Watts, IV as members of our board of directors. Mr. Stone and the stockholders affiliated with Carlyle designated Jonathan E. Michael and David A. Varsano as members of our board of directors. The number of board members which Carlyle is entitled to designate will be reduced (1) to three directors if the Carlyle holders hold less than 40% of our common stock, (2) to two directors if the Carlyle holders hold less than 30% of our common stock, and (3) to one director if the Carlyle holders hold less than 15% of our common stock. Based on our shares outstanding as of May 31, 2011, assuming the sale by Carlyle of all 10,000,000 shares of our common stock covered by this prospectus and assuming no other sales or purchases of our common stock by Carlyle, following completion of the offering, investment funds affiliated with Carlyle will beneficially own approximately 32.9% of our common stock and will be entitled to designate three of our directors. The number of board members which Mr. Stone is entitled to designate (including himself) will be reduced to one director if Mr. Stone holds less than 15% of our common stock. The Carlyle holders’ rights under the board of directors designation provisions of the stockholders agreement will terminate at such time as they hold less than 10% of our common stock. Mr. Stone’s rights under the board of directors designation provisions of the stockholders agreement will terminate at such time as he holds less than 10% of our common stock.

Bring-along rights.  If any party to the stockholders agreement proposes to transfer 50% or more of all common stock held by the parties to the agreement to a third-party purchaser, then such transferring stockholder can require the other stockholders who are parties to the agreement to transfer their common stock on the same terms and conditions as the transferring holder.

Other rights.  The stockholders agreement also contained certain tag-along and preemptive rights which terminated upon completion of our IPO.

Service Provider Stockholders Agreement

On November 23, 2005, all of our members of management (other than Mr. Stone) and all employee option holders whose SS&C options were converted into options to acquire common stock of SS&C Holdings became parties to a service provider stockholders agreement with Carlyle Partners IV, L.P., CP IV Coinvestment, L.P. and SS&C Holdings. In addition, substantially all holders of options to purchase common stock of SS&C Holdings have subsequently become parties to the agreement. SS&C Holdings and the Carlyle stockholders amended certain provisions of the service provider stockholders agreement in April 2008. Under the agreement, if the Carlyle holders propose to transfer 50% or more of our outstanding common stock to a third-party purchaser, then the Carlyle holders can require the members of our management and employee option holders who are parties to the agreement to transfer their common stock and options on the same terms and conditions as the Carlyle holders (bring-along rights).

Registration Rights Agreement

On November 23, 2005, SS&C Holdings, Mr. Stone and Carlyle entered into a registration rights agreement, which provides for certain registration rights. Under the registration rights agreement, either Carlyle or Mr. Stone can demand that we file a registration statement for all or a portion of their common stock. Carlyle and Mr. Stone are also entitled to request that their shares be covered by a registration statement that we are otherwise filing with respect to our common stock. These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in certain registrations. Under the registration rights agreement, we have also agreed to indemnify the selling stockholders against certain liabilities relating to the selling of the common stock, including liabilities arising under the Securities Act, and to pay the costs and fees of registering the shares of common stock; however, the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of shares of common stock. The registration statement of which this prospectus is a part was filed pursuant to the request of Carlyle pursuant to the registration rights agreement.

Management Rights Agreement

Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., SS&C Holdings and SS&C entered into a management rights agreement on November 23, 2005, pursuant to which Carlyle Partners IV, L.P. was granted (1) the right to nominate one director to serve as a member of the board of directors of SS&C Holdings and to appoint one non-voting board observer to the board of directors of SS&C, (2) reasonable access to the books and records of SS&C Holdings and SS&C and their subsidiaries and (3) the right to consult from time to time with the management of SS&C Holdings and SS&C and their subsidiaries at their respective place of business regarding operating and financial matters. The management rights agreement will terminate with respect to SS&C when SS&C Holdings and its affiliates no longer beneficially own any voting securities of SS&C. The management rights agreement will terminate with respect to SS&C Holdings when Carlyle Partners IV, L.P. and its affiliates no longer beneficially own any voting securities of SS&C Holdings.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. The term “selling stockholder” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholder may sell its shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of The NASDAQ Global Select Market;

•	in privately negotiated transactions; and

•	in options transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the Registration Statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus.

(1) Our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 11, 2011;

(2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as filed with the SEC on May 13, 2011;

(3) Our Current Reports on Form 8-K, as filed with the SEC on February 16, 2011, March 9, 2011, March 18, 2011, April 14, 2011, May 27, 2011 and June 7, 2011;

(4) Any other filings we make pursuant to the Exchange Act after the date of filing the initial Registration Statement and prior to effectiveness of the Registration Statement (other than any information in such reports that is deemed to have been furnished to, rather than filed with, the SEC in accordance with SEC rules); and

(5) The description of our common stock contained in our Registration Statement on Form 8-A dated March 23, 2010.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

SS&C Technologies Holdings, Inc.
80 Lamberton Road
Windsor, Connecticut 06095
Attention: Investor Relations
Telephone: (860) 298-4500

7,000,000 Shares

SS&C Technologies Holdings, Inc.

Common Stock

Prospectus Supplement
July 22, 2011

Barclays Capital